UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 16, 2018 (January 16, 2018)

NEW RESIDENTIAL INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act               ☐

Item 2.02  Results of Operations and Financial Condition.

In this Current Report on Form 8-K, references to “we,” “us,” “our,” “New Residential,” “New Residential Investment Corp.” or the “Company” refer to New Residential Investment Corp. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company or as is otherwise required by the context.

As part of a previously announced public offering, the Company disclosed the following estimated preliminary results of operations for its fourth quarter and full year ended December 31, 2017.

Estimated Preliminary Financial Results for the Quarter and Year Ended December 31, 2017

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net Income per Diluted Share	$0.90 to $0.98	$3.12 to $3.20
Core Earnings (non-GAAP) per Diluted Share*	$0.57 to $0.65	$2.79 to $2.87

*Core Earnings is a non-generally accepted accounting principles (“GAAP”) measure. A reconciliation of estimated preliminary Net Income to Core Earnings is set forth below.

For the fourth quarter of 2017, we estimate that Net Income will be in the range of $0.90 to $0.98 per diluted share and that Core Earnings will be in the range of $0.57 to $0.65 per diluted share. For the full year of 2017, we estimate that Net Income will be in the range of $3.12 to $3.20 per diluted share and that Core Earnings will be in the range of $2.79 to $2.87 per diluted share. A reconciliation of Net Income to Core Earnings is set forth below.

We have provided ranges, rather than specific amounts, for the preliminary operating results described above primarily because our closing procedures for the quarter and year ended December 31, 2017 are not yet complete and, as a result, our final results upon completion of the closing procedures may vary from the preliminary estimates.  These estimates, which are the responsibility of our management, were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions.  Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results.  Estimates of operating results are inherently uncertain and we undertake no obligation to update this information.  Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

The primary drivers of our estimated preliminary operating results for the quarter were (i) changes in market discount rates and (ii) the execution of four call rights transactions and a securitization of previously called loans, in each case as further described below:

•
Market discount rates for residential instruments decreased markedly during the fourth quarter, which increased the value of our interests in MSRs (which include MSRs, MSR financing receivables, Excess MSRs and rights to the basic fee component of MSRs). These discount rates decreased as a result of increased demand for all higher yielding mortgage and structured products, new market participants increasing demand for MSRs and an extended period of time at higher interest rates resulting in more stable prepayment speeds.

•
As noted above, we called non-agency RMBS relating to 36 securitizations of seasoned residential mortgage loans with an aggregate UPB of approximately $1.0 billion. We also completed a securitization of approximately $614.5 million UPB of performing loans acquired as part of our call strategy.

Reconciliation of Estimated Preliminary Net Income to Core Earnings Results

	Three Months Ended December 31,	Three Months Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2017	2017	2017	2017
	(dollars in thousands, except per share amounts)
	Low	High	Low	High

Net Income attributable to common stockholders	$279,337	$304,337	$948,568	$973,568
Impairment	13,186	13,186	87,303	87,303
Other Income adjustments:

Other Income
Change in fair value of investments in excess mortgage servicing rights	(36,972)	(36,972)	(4,322)	(4,322)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(6,561)	(6,561)	(12,617)	(12,617)
Change in fair value of investments in mortgage servicing rights financing receivable	(24,288)	(24,288)	(120,126)	(120,126)
Change in fair value of investments in servicer advance investments	(13,949)	(13,949)	(84,418)	(84,418)
(Gain) loss on consumer loans investment	—	—	—	—
(Gain) loss on remeasurement of consumer loans investment	—	—	—	—
(Gain) loss on settlement of investments, net	(8,438)	(8,438)	(9,688)	(9,688)
Unrealized (gain) loss on derivative instruments	2,066	2,066	2,190	2,190
Unrealized (gain) loss on other asset-backed securities	(2,068)	(2,068)	(2,408)	(2,408)
(Gain) loss on transfer of loans to real estate owned	(6,147)	(6,147)	(22,938)	(22,938)
(Gain) loss on transfer of loans to other assets	—	—	(359)	(359)
(Gain) loss on Excess MSR recapture agreements	—	—	(1,948)	(1,948)
(Gain) loss on Ocwen common stock	1,640	1,640	(5,347)	(5,347)
Other (income) loss	12,429	12,429	31,034	31,034
Total Other Income adjustments	(82,287)	(82,287)	(230,946)	(230,946)

Other Income and Impairment attributable to non-controlling interests	(6,326)	(6,326)	(30,756)	(30,756)
Change in fair value of investments in mortgage servicing rights	(81,778)	(81,778)	(159,243)	(159,243)
Non-capitalized transaction related expenses	10,025	10,025	24,422	24,422
Incentive compensation to affiliate	9,617	9,617	81,740	81,740
Deferred taxes	57,276	57,276	171,292	171,292
Interest income on residential mortgage loans, held-for-sale	1,337	1,337	13,406	13,406
Limit on RMBS discount accretion related to called deals	(8,593)	(8,593)	(28,652)	(28,652)
Adjust consumer loans to level yield	(17,644)	(17,644)	(41,104)	(41,104)
Core Earnings of equity method investees:
Excess mortgage servicing rights	3,681	3,681	13,691	13,691
Core Earnings	$177,830	$202,830	$849,720	$874,720

Net Income Per Share of Common Stock, Diluted	$0.90	$0.98	$3.12	$3.20
Core Earnings Per Share of Common Stock, Diluted	$0.57	$0.65	$2.79	$2.87

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	310,389	310,389	304,382	304,382

The reconciliation of estimated preliminary Net Income to Core Earnings results was calculated across the low and high Net Income ranges based on our preliminary estimates of the expected base case differences between Net Income and Core Earnings. Similar to the estimated preliminary operating results noted above, our final reconciliation upon completion of our closing procedures may vary from the preliminary estimates.

We have four primary variables that impact our operating performance: (i) the current yield earned on our investments, (ii) the interest expense under the debt incurred to finance our investments, (iii) our operating expenses and taxes and (iv) our realized and unrealized gains or losses, including any impairment, on our investments. “Core Earnings” is a non-GAAP measure of our operating performance, excluding the fourth variable above, and adjusts the earnings from the consumer loan investment to a level yield basis. Core Earnings is used by management to evaluate our performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of our recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to our Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

Our definition of Core Earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although we intend to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, we continue to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. In addition, our definition of Core Earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because we believe deferred taxes are not representative of current operations. Our definition of Core Earnings also limits accreted interest income on RMBS where we receive par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. We created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. We believe this amount represents the amount of accretion we would have expected to earn on such bonds had the call rights not been exercised.

Our investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the Core Earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with our overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the Consumer Loan Companies, respectively, we continue to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to our Manager may be a material operating expense, we exclude it from Core Earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from Core Earnings, and (ii) it is impractical to determine the portion of the expense related to Core Earnings and non-Core Earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to Core Earnings, we note that, as an example, in a given period, we may have Core Earnings in excess of the incentive compensation threshold but incur losses (which are excluded from Core Earnings) that reduce total earnings below the incentive compensation threshold. In such case, we would either need to (a) allocate zero incentive compensation expense to Core Earnings, even though Core Earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to Core Earnings, even though no incentive compensation was actually incurred. We believe that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to our non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-Core Earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of our core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when we acquire certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute Core Earnings specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Management also utilizes Core Earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of our investments, as well as the allocation of resources between those investments, and management also relies on Core Earnings as an indicator of the results of such decisions. Core Earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our core operations for the reasons described herein. As such, Core Earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP Net Income which is inclusive of all of our activities.

The primary differences between Core Earnings and the measure we use to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from Core Earnings and included in our incentive compensation measure (either immediately or through amortization). In addition, our incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike Core Earnings, our incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment during the nine months ended September 30, 2017 was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core Earnings does not represent and should not be considered as a substitute for, or superior to, Net Income or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies.

The information in this Item 2.02 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 8.01. Other Events.

As part of a previously announced public offering, the Company supplemented certain recent developments and risk factor disclosure it previously disclosed in its Form 10-Q for the quarter ended September 30, 2017, which is set forth below.

Recent Developments

Updates Regarding Ocwen MSR Transactions

As previously announced, during July 2017, Ocwen and New Residential entered into various agreements (collectively, the “July 2017 Agreements”) to convert New Residential’s then existing rights to MSRs to fully-owned MSRs through a more traditional subservicing arrangement. Under the July 2017 Agreements, each time MSRs were transferred to New Residential following receipt of the necessary third party consents, New Residential was to pay a lump sum to Ocwen. While the parties continue the process of obtaining the third party consents necessary to transfer the MSRs to New Residential, Ocwen and New Residential have agreed in principle to the terms of new agreements (collectively, the “New Agreements”) which will modify, supplement and accelerate the implementation of certain aspects of the current arrangement (including the July 2017 Agreements) in order to more quickly achieve the intent of the July 2017 Agreements. Pursuant to the New Agreements, Ocwen will continue to service, as named servicer, the mortgage loans related to the MSRs that were not previously transferred to New Residential under the July 2017 Agreements, until the necessary third party consents are obtained in order to transfer such MSRs in accordance with the July 2017 Agreements. The New Agreements are subject to negotiation and execution of definitive documentation, and there can be no assurance that definitive documentation will be entered into on the terms described herein, or at all.

Risks Related to Changes in U.S. Federal Income Tax Legislation

Changes to U.S. federal income tax laws could materially and adversely affect us and our stockholders.

The recently enacted Tax Cuts and Jobs Act (the “Act”) makes substantial changes to the Internal Revenue Code of 1986 (the “Code”).  Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various currently allowed deductions (including substantial limitations on the deductibility of interest and, in the case of individuals, the deduction for personal state and local taxes), and preferential rates of taxation on most ordinary REIT dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers.  The Act also imposes certain additional limitations on the deduction of net operating losses, which may in the future cause us to be required to make distributions that will be taxable to our stockholders to the extent of our current or accumulated earnings and profits in order to comply with the annual REIT distribution requirements.  The effect of these, and the many other, changes made in the Act is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common stock and their indirect effect on the value of our assets or market conditions generally.  Furthermore, many of the provisions of the Act will require guidance through the issuance of Treasury regulations in order to assess their effect.  There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on us.  It is also likely that there will be technical corrections legislation proposed with respect to the Act next year, the effect of which cannot be predicted and may be adverse to us or our stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Treasurer

Date: January 16, 2018